Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Holdings, Co. Reports Second Quarter 2022 Results

Second Quarter 2022 Highlights
•GAAP earnings per diluted share (EPS) of $4.93, inclusive of a $3.58 per share after-tax gain on the sale of Crane Supply, compared to $2.33 in the second quarter of 2021.
•Excluding Special Items, EPS of $1.90 compared to $1.93 in the second quarter of 2021.
•Core year-over-year sales growth of 7% and core year-over-year order growth of 14%.
•Raising GAAP EPS guidance to $9.80-$10.20, from $6.80-$7.20, primarily to reflect the gain on the sale of Crane Supply.
•Reaffirming EPS guidance, excluding Special Items, of $7.45-$7.85 provided on May 26, 2022.

STAMFORD, CONNECTICUT - July 25, 2022 - Crane Holdings, Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported second quarter 2022 financial results and reaffirmed its full-year 2022 outlook excluding Special Items.
Max Mitchell, Crane Holdings, Co. President and Chief Executive Officer stated: “Our momentum continues with another quarter of strong results reflecting differentiated execution despite a challenging operational environment as well as solid underlying trends in our primary end markets. Our overall performance in the first half, with adjusted operating margins of 17.3%, core sales growth of 7%, and core order growth of 14%, all support our outlook, and we are well on-track to achieve our full-year guidance."
Mr. Mitchell concluded: "In addition to delivering consistently strong operational performance, our businesses and portfolio are positioned to support accelerating growth. Across all businesses, our commercial excellence, innovation, and investment in technology roadmaps support our ability to drive outperformance compared to our peers throughout the cycle. We are also making continued progress towards our early 2023 separation which will permit each post-separation company to optimize investment and capital allocation, further accelerate growth, and unlock shareholder value.”
Second Quarter 2022 Results
Second quarter 2022 GAAP earnings per diluted share (EPS) of $4.93 included an after-tax gain of $204 million, or $3.58 per share, on the May 2022 sale of Crane Supply and compared to $2.33 in the second quarter of 2021. Excluding Special Items, second quarter 2022 EPS was $1.90, compared to $1.93 in the second quarter of 2021. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Second quarter 2022 sales were $864 million, an increase of $9 million, or 1%, compared to the second quarter of 2021. The sales increase was comprised of a $60 million, or 7%, increase in core sales, partially offset by a $30 million, or 4%, impact from unfavorable foreign exchange, and a $22 million, or 3%, divestiture impact.
Second quarter 2022 operating profit was $124 million, compared to $145 million in the second quarter of 2021. Operating profit margin was 14.4%, compared to 16.9% last year, with the decline driven primarily by higher transaction costs in 2022, unfavorable mix and lower volumes, partially offset by strong pricing and productivity; higher pricing more than offset inflation. Excluding Special Items, second quarter 2022 operating profit was $145 million, compared to $148 million last year. Excluding Special Items, operating profit margin was 16.8%, compared to 17.3% last year, due to unfavorable mix and lower volume, largely offset by strong productivity and pricing. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Summary of Second Quarter 2022 Results

	Second Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$864	$856	$9	1%
Core sales			60	7%
Foreign exchange			(30)	(4)%
Divestiture impact			(22)	(3)%

Operating profit	$124	$145	$(20)	(14)%
Operating profit, before special Items (adjusted)*	$145	$148	$(2)	(2)%

Operating profit margin	14.4%	16.9%		(250bps)
Operating profit margin, before special items (adjusted)*	16.8%	17.3%		(50bps)
*Please see the attached Non-GAAP Financial Measures tables
2022 Outlook and Guidance
We are adjusting our full year 2022 GAAP EPS guidance to $9.80-$10.20, from $6.80-$7.20, primarily to reflect the second quarter $3.58 after-tax gain on the sale of Crane Supply. Excluding Special Items, full year 2022 EPS guidance remains $7.45-$7.85. We expect 2022 Free Cash Flow (cash provided by operating activities less capital spending) of $350-$390 million, excluding cash flow items related to 2022 portfolio actions. (Please see the attached non-GAAP Financial Measures tables.)

Rich Maue, Crane Holdings, Co. Senior Vice President and Chief Financial Officer, added: "We continue to see robust demand across our end markets, and supply chain challenges and inflationary pressures remain consistent with the outlook we provided in January of this year. Given our strong performance in the first half of the year, including pricing actions to fully offset the impact of inflation, we are confident in our ability to achieve our full-year guidance."

"We have exciting opportunities and developments across each of our businesses. At Aerospace & Electronics, we expect the segment to return to pre-COVID sales and margin levels within the next two years as commercial air traffic and OE build rates continue to recover. We are also making further progress positioning this business for the future with our participation on numerous prototypes and demonstrator programs utilizing our next-generation power conversion, sensing, and thermal management technologies. Process Flow Technologies is on-track to achieve record adjusted margins this year - with further upside in the years ahead - and its traction with new product development and commercialization has never been stronger, with tangible share gains as evidence of success. And at Payment & Merchandising Technologies, both Crane Payment Innovations and Crane Currency continue to perform extremely well and gain share in their core markets, while they both pursue breakthrough opportunities, in areas such as product authentication, that could drive a step-function increase in sales and profitability. Overall, we are extremely excited about the opportunities across our portfolio, and post-separation, Crane Company and Crane NXT are both positioned to further accelerate growth."
Second Quarter 2022 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2022 versus the second quarter 2021.
Aerospace & Electronics

	Second Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$162	$158	$4	3%

Operating profit	$28	$31	$(3)	(8)%

Operating profit margin	17.5%	19.6%		(210bps)
Sales of $162 million increased $4 million, or 3%, compared to the prior year. Operating profit margin of 17.5% compared to 19.6% last year, primarily reflecting unfavorable mix and higher engineering costs, partially offset by strong productivity and pricing. Aerospace & Electronics' order backlog was $534 million at June 30, 2022, compared to $460 million at December 31, 2021, and compared to $473 million at June 30, 2021.
Process Flow Technologies

	Second Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$296	$311	$(15)	(5)%
Core sales			19	6%
Foreign exchange			(12)	(4)%
Divestiture impact			(22)	(7)%

Operating profit	$41	$47	$(6)	(13)%
Operating profit, before special Items (adjusted)*	$46	$49	$(3)	(6)%

Operating profit margin	13.7%	15.0%		(130bps)
Operating profit margin, before special items (adjusted)*	15.6%	15.7%		(10bps)
*Please see the attached Non-GAAP Financial Measures tables

Sales of $296 million decreased $15 million, or 5%, driven by a $22 million, or 7%, impact from the divestiture of Crane Supply and a $12 million, or 4%, impact from unfavorable foreign exchange, partially offset by $19 million, or 6%, of core growth. Operating profit margin decreased to 13.7%, compared to 15.0% last year, primarily reflecting transaction related expenses, unfavorable mix, and lower volumes, partially offset by strong productivity and pricing. Excluding Special Items, operating margin of 15.6% compared to 15.7% last year. Process Flow Technologies order backlog was $349 million at June 30, 2022, compared to $358 million at December 31, 2021, and compared to $344 million at June 30, 2021.
Payment & Merchandising Technologies

	Second Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$334	$328	$6	2%
Core sales			23	7%
Foreign exchange			(17)	(5)%

Operating profit	$81	$78	$3	4%
Operating profit, before special Items (adjusted)*	$81	$78	$3	4%

Operating profit margin	24.2%	23.7%		50bps
Operating profit margin, before special items (adjusted)*	24.2%	23.7%		50bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $334 million increased $6 million, or 2%, driven by a $23 million, or 7%, increase in core sales, partially offset by a $17 million, or 5%, impact from unfavorable foreign exchange. Operating profit margin increased to 24.2%, from 23.7% primarily reflecting strong pricing and productivity, partially offset by unfavorable mix. During the quarter, stronger pricing offset the impact of higher inflation.
Engineered Materials

	Second Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$73	$59	$14	23%

Operating profit	$7	$8	$—	(5)%
Operating profit, before special Items (adjusted)*	$11	$8	$3	40%

Operating profit margin	10.0%	13.0%		(300bps)
Operating profit margin, before special items (adjusted)*	14.8%	13.0%		180bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $73 million increased $14 million, or 23%, compared to the prior year. Operating profit margin declined to 10.0%, from 13.0%. Excluding Special Items, operating profit margin increased to 14.8%, from 13.0%.

Additional Information
The results of the Engineered Materials segment are presented as continuing operations as of June 30, 2022.

Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.
Conference Call
Crane Holdings, Co. has scheduled a conference call to discuss the second quarter financial results on Tuesday, July 26, 2022 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.
About Crane Holdings, Co.
Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Crane’s Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the effects of the ongoing coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; potential exposure from numerous lawsuits for asbestos-related personal injury; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.
(Financial Tables Follow)

CRANE HOLDINGS, CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales:
Aerospace & Electronics	$161.5	$157.5	$318.6	$311.5
Process Flow Technologies	296.0	310.7	607.4	598.8
Payment & Merchandising Technologies	334.0	328.2	666.6	665.6
Engineered Materials	72.8	59.1	143.1	113.0
Total net sales	$864.3	$855.5	$1,735.7	$1,688.9

Operating profit:
Aerospace & Electronics	$28.2	$30.8	$56.2	$56.8
Process Flow Technologies	40.6	46.5	89.6	96.6
Payment & Merchandising Technologies	80.7	77.9	164.9	163.7
Engineered Materials	7.3	7.7	20.2	14.1
Corporate	(32.4)	(18.3)	(59.5)	(40.2)
Total operating profit	$124.4	$144.6	$271.4	$291.0

Interest income	$0.6	$0.4	$0.9	$0.9
Interest expense	(11.4)	(11.4)	(22.5)	(25.0)
Gain on sale of business	251.0	—	251.0	—
Miscellaneous, net	14.8	9.7	18.3	13.6
Income before income taxes	379.4	143.3	519.1	280.5
Provision for income taxes	98.9	5.0	133.6	33.8
Net income attributable to common shareholders	$280.5	$138.3	$385.5	$246.7

Earnings per diluted share	$4.93	$2.33	$6.71	$4.17

Average diluted shares outstanding	56.9	59.3	57.5	59.1
Average basic shares outstanding	56.1	58.5	56.7	58.4

Supplemental data:
Cost of sales	$535.7	$523.5	$1,061.8	$1,037.0
Selling, general & administrative	204.2	187.4	402.5	360.9
Transaction related expenses [1]	19.6	0.8	25.6	0.8
Repositioning related charges (gains), net [1]	1.3	2.2	3.1	(9.5)
Depreciation and amortization [1]	32.4	30.7	61.0	62.3
Stock-based compensation expense [1]	5.9	6.1	11.9	12.4

[1] Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE HOLDINGS, CO.
Condensed Balance Sheets
(in millions)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$650.6	$478.6
Accounts receivable, net	490.4	483.0
Current insurance receivable - asbestos	13.7	13.7
Inventories, net	442.9	449.1
Other current assets	130.8	118.7
Total current assets	1,728.4	1,543.1

Property, plant and equipment, net	514.2	555.6
Long-term insurance receivable - asbestos	51.2	60.0
Other assets	681.6	744.1
Goodwill	1,546.0	1,583.8
Total assets	$4,521.4	$4,486.6

Liabilities and equity
Current liabilities
Short-term borrowings	$119.4	$—
Accounts payable	247.9	273.7
Current asbestos liability	62.3	62.3
Accrued liabilities	361.6	442.7
Income taxes	54.1	10.6
Total current liabilities	845.3	789.3

Long-term debt	842.9	842.4
Long-term deferred tax liability	75.1	76.9
Long-term asbestos liability	517.5	549.8
Other liabilities	353.7	393.1

Total equity	1,886.9	1,835.1
Total liabilities and equity	$4,521.4	$4,486.6

CRANE HOLDINGS, CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating activities:
Net income attributable to common shareholders	$280.5	$138.3	$385.5	$246.7
Gain on sale of business	(251.0)	—	(251.0)	—
Gain on sale of property	—	(5.7)	—	(18.5)
Depreciation and amortization	32.4	30.7	61.0	62.3
Stock-based compensation expense	5.9	6.1	11.9	12.4
Defined benefit plans and postretirement credit	(3.9)	(2.5)	(6.6)	(4.2)
Deferred income taxes	20.8	(21.7)	19.9	(21.4)
Cash provided by (used for) operating working capital	34.7	25.7	(149.0)	(29.1)
Defined benefit plans and postretirement contributions	(5.8)	(1.4)	(8.6)	(17.2)
Environmental payments, net of reimbursements	(3.7)	(2.2)	(5.0)	(3.6)
Asbestos related payments, net of insurance recoveries	(15.9)	(9.4)	(23.4)	(20.2)
Other	10.5	(1.4)	14.3	(0.5)
Total provided by operating activities	$104.5	$156.5	$49.0	$206.7
Investing activities:
Proceeds from disposition of capital assets	$0.1	$8.8	$0.1	$23.3
Capital expenditures	(12.2)	(9.7)	(25.2)	(14.6)
Proceeds from sale of business	314.3	—	314.3	—
Purchase of marketable securities	—	—	—	(10.0)
Proceeds from sale of marketable securities	—	10.0	—	40.0
Total provided by investing activities	$302.2	$9.1	$289.2	$38.7
Financing activities:
Dividends paid	$(26.4)	$(25.2)	$(53.1)	$(50.2)
Reacquisition of shares on open market	(27.9)	—	(203.7)	—
Stock options exercised, net of shares reacquired	1.1	(2.0)	1.8	5.2
Repayments of commercial paper with maturities greater than 90 days	—	—	—	(27.1)
Net borrowings from issuance of commercial paper with maturities of 90 days or less	15.4	15.0	119.4	15.0
Repayment of term loan	—	(348.1)	—	(348.1)
Total (used for) provided by financing activities	$(37.8)	$(360.3)	$(135.6)	$(405.2)

Effect of exchange rate on cash and cash equivalents	(25.5)	3.0	(30.6)	(4.5)
Increase (decrease) in cash and cash equivalents	343.4	(191.7)	172.0	(164.3)
Cash and cash equivalents at beginning of period	307.2	578.4	478.6	551.0
Cash and cash equivalents at end of period	$650.6	$386.7	$650.6	$386.7

CRANE HOLDINGS, CO.
Order Backlog
(in millions)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Aerospace & Electronics	$534.4	$508.4	$459.8	$478.5	$472.9
Process Flow Technologies	348.6	372.4	357.9	351.4	344.1
Payment & Merchandising Technologies	482.0	429.0	438.0	387.9	374.7
Engineered Materials	22.0	30.4	20.1	18.0	17.6
Total backlog	$1,387.0	$1,340.2	$1,275.8	$1,235.8	$1,209.3

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended June 30,
	2022		2021		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$864.3		$855.5		1.0%

Operating profit (GAAP)	$124.4		$144.6		(14.0)%
Operating profit margin (GAAP)	14.4%		16.9%

Special items impacting operating profit:
Transaction related expenses	19.6		0.8
Repositioning related charges (gains), net	1.3		2.2
Operating profit before special items (adjusted)	$145.3		$147.6		(1.6)%
Operating profit margin before special items (adjusted)	16.8%		17.3%

Net income attributable to common shareholders (GAAP)	$280.5	$4.93	$138.3	$2.33	102.8%

Special items, net of tax, impacting net income attributable to common shareholders:
Transaction related expenses (income), net	10.8	0.19	0.6	0.01
Repositioning related charges (gains), net	0.9	0.02	1.7	0.03
Impact of pension curtailments and settlements	(0.9)	(0.02)	—	—
Gain on sale of business	(203.8)	(3.58)	—	—
Deferred tax adjustment related to sale of business	20.7	0.36	(21.5)	(0.36)
Gain on sale of property	—	—	(4.5)	(0.08)
Net income, net of tax, attributable to common shareholders before special items (adjusted)	$108.2	$1.90	$114.6	$1.93	(5.6)%

Special items impacting provision for income taxes:
Provision for income taxes (GAAP)	$98.9		$5.0
Tax effect of transaction related expenses (income), net	1.4		0.2
Tax effect of repositioning related charges (gains), net	0.4		0.5
Tax effect of impact of pension curtailments and settlements	(0.3)		—
Tax effect of gain on sale of business	(47.2)		—
Tax effect of deferred tax adjustment related to sale of business	(20.7)		21.5
Tax effect of gain on sale of property	—		(1.2)
Provision for income taxes before special items (adjusted)	$32.5		$26.0
Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Six Months Ended June 30,
	2022		2021		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$1,735.7		$1,688.9		2.8%

Operating profit (GAAP)	$271.4		$291.0		(6.7)%
Operating profit margin (GAAP)	15.6%		17.2%

Special items impacting operating profit:
Transaction related expenses	25.6		0.8
Repositioning related charges (gains), net	3.1		(9.5)
Operating profit before special items (adjusted)	$300.1		$282.3		6.3%
Operating profit margin before special items (adjusted)	17.3%		16.7%

Net income attributable to common shareholders (GAAP)	$385.5	$6.71	$246.7	$4.17	56.3%

Special items, net of tax, impacting net income attributable to common shareholders:
Transaction related expenses (income), net	19.8	$0.34	0.6	0.01
Repositioning related charges (gains), net	2.2	0.04	(9.1)	(0.15)
Impact of pension curtailments and settlements	(0.9)	(0.02)	—	—
Gain on sale of business	(203.8)	(3.54)	—	—
Deferred tax adjustment related to sale of business	20.7	0.36	(21.5)	(0.36)
Gain on sale of property	—	—	(4.5)	(0.08)
Net income, net of tax, attributable to common shareholders before special items (adjusted)	$223.5	$3.89	$212.2	$3.59	5.3%

Special items impacting provision for income taxes:
Provision for income taxes (GAAP)	$133.6		$33.8
Tax effect of transaction related (income) expenses, net	(1.5)		0.2
Tax effect of repositioning related charges (gains), net	0.9		(0.5)
Tax effect of impact of pension curtailments and settlements	(0.3)		—
Tax effect of gain on sale of business	(47.2)		—
Tax effect of deferred tax adjustment related to sale of business	(20.7)		21.5
Tax effect of gain on sale of property	—		(1.2)
Provision for income taxes before special items (adjusted)	$64.8		$53.8
Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures by Segment
(in millions)

Three Months Ended June 30, 2022	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Engineered Materials	Corporate	Total Company
Net sales (GAAP)	$161.5	$296.0	$334.0	$72.8	$—	$864.3

Operating profit (GAAP)	$28.2	$40.6	$80.7	$7.3	$(32.4)	$124.4
Operating profit margin (GAAP)	17.5%	13.7%	24.2%	10.0%		14.4%

Special items impacting operating profit:
Transaction related expenses	$—	$4.2	$—	$3.5	$11.9	$19.6
Repositioning related charges (gains), net	—	1.3	—	—	—	1.3
Operating profit before special items (adjusted)	$28.2	$46.1	$80.7	$10.8	$(20.5)	$145.3
Operating profit margin before special items (adjusted)	17.5%	15.6%	24.2%	14.8%		16.8%

Three Months Ended June 30, 2021
Net sales (GAAP)	$157.5	$310.7	$328.2	$59.1	$—	$855.5

Operating profit (GAAP)	$30.8	$46.5	$77.9	$7.7	$(18.3)	$144.6
Operating profit margin (GAAP)	19.6%	15.0%	23.7%	13.0%		16.9%

Special items impacting operating profit:
Transaction related expenses	—	—	—	—	0.8	0.8
Repositioning related charges (gains), net	—	2.4	(0.2)	—	—	2.2
Operating profit before special items (adjusted)	$30.8	$48.9	$77.7	$7.7	$(17.5)	$147.6
Operating profit margin before special items (adjusted)	19.6%	15.7%	23.7%	13.0%		17.3%

Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Non-GAAP Financial Measures by Segment
(in millions)

Six Months Ended June 30, 2022	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Engineered Materials	Corporate	Total Company
Net sales (GAAP)	$318.6	$607.4	$666.6	$143.1	$—	$1,735.7

Operating profit (GAAP)	$56.2	$89.6	$164.9	$20.2	$(59.5)	$271.4
Operating profit margin (GAAP)	17.6%	14.8%	24.7%	14.1%		15.6%

Special items impacting operating profit:
Transaction related expenses	$—	$4.2	$—	$3.5	$17.9	$25.6
Repositioning related charges (gains), net	—	3.1	—	—	—	3.1
Operating profit before special items (adjusted)	$56.2	$96.9	$164.9	$23.7	$(41.6)	$300.1
Operating profit margin before special items (adjusted)	17.6%	16.0%	24.7%	16.6%		17.3%

Six Months Ended June 30, 2021
Net sales (GAAP)	$311.5	$598.8	$665.6	$113.0	$—	$1,688.9

Operating profit (GAAP)	$56.8	$96.6	$163.7	$14.1	$(40.2)	$291.0
Operating profit margin (GAAP)	18.2%	16.1%	24.6%	12.5%		17.2%

Special items impacting operating profit:
Acquisition-related and integration charges	$—	$—	$—	$—	$0.8	$0.8
Repositioning related charges (gains), net	—	(8.8)	(0.7)	—	—	(9.5)
Operating profit before special items (adjusted)	$56.8	$87.8	$163.0	$14.1	$(39.4)	$282.3
Operating profit margin before special items (adjusted)	18.2%	14.7%	24.5%	12.5%		16.7%

Totals may not sum due to rounding

CRANE HOLDINGS, CO.
Full Year Guidance
(in millions, except per share data)

2022 Earnings per Share Guidance	Low	High
Earnings per diluted share (GAAP)	$9.80	$10.20
Special items impacting earnings per share	(2.35)	(2.35)
Earnings per diluted share before special items (adjusted)	$7.45	$7.85

	Three Months Ended June 30,		Six Months Ended June 30,		2022 Guidance
Cash Flow Items	2022	2021	2022	2021	Low	High
Cash provided by operating activities before asbestos-related payments	$120.4	$165.9	$72.4	$226.9	$430.0	$470.0
Asbestos-related payments, net of insurance recoveries	(15.9)	(9.4)	(23.4)	(20.2)	(45.0)	(45.0)
Cash provided by operating activities	104.5	156.5	49.0	206.7	385.0	425.0
Less: Capital expenditures	(12.2)	(9.7)	(25.2)	(14.6)	(60.0)	(60.0)
Free cash flow	$92.3	$146.8	$23.8	$192.1	$325.0	$365.0
Cash flow items related to 2022 portfolio actions					$25.0	$25.0
Adjusted free cash flow					$350.0	$390.0

Crane Holdings, Co. reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, and Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Holdings, Co. prior to the proposed separation, and about Crane Holdings, Co. and Crane NXT after the proposed separation transaction. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•Operating Profit before Special Items (“Adjusted Operating Profit”) and Operating Margin before Special Items (“Adjusted Operating Margin”) add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•Net income attributable to common shareholders before special items (“Adjusted Net Income”) and Adjusted Earnings per Diluted Share (“Adjusted EPS”) exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: Pension Curtailments and Settlements, gain on the sale of property, realized gain on marketable securities, impact of non-cash pension cost adjustment, and deconsolidation of joint venture. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the

Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to 2022 portfolio actions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.